Exhibit 10.1
IDEX CORPORATION
NORTHBROOK, ILLINOIS
FIRST AMENDMENT TO
REVISED AND RESTATED
IDEX MANAGEMENT INCENTIVE COMPENSATION PLAN
FOR KEY EMPLOYEES
     This First Amendment to the Revised and Restated IDEX Management Incentive Compensation Plan for Key Employees (the “MICP”) hereby amends the MICP effective as of January 1, 2009 to add the following to Section 7F TOTAL BONUS CALCULATION:
     “Notwithstanding the foregoing, for the 2009 award year, no bonus will be earned or paid unless and until the Minimum Quantitative Performance Objective measured by reference to earnings per share, as set by the Compensation Committee for 2009 is met.”
     In all other respects the MICP shall remain in full force and effect.
          FURTHER RESOLVED, that the officers of this corporation are authorized to produce a copy of the MICP as conformed to reflect the foregoing amendment and to take all action appropriate and necessary to effectuate the foregoing amendment.
* * * * * *
          I, Frank Notaro, the Vice President — General Counsel and Secretary of IDEX Corporation do hereby certify that the foregoing First Amendment was adopted by the Board of Directors of IDEX Corporation at a duly held meeting on April 7, 2009.

/s/ Frank J. Notaro
Vice President — General Counsel and Secretary